December 9, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: Adama Technologies Corp.

File No. 000-53738

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated September 19, 2016 of Adama Technologies Corp. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP